Exhibit 99.1

Mack-Cali Realty Corporation Supplemental Operating and Financial Data 3Q 2017

MACK-CALI AND ROSELAND’S JERSEY CITY WATERFRONT PROPERTY HOLDINGS (See Page 38)

Port Imperial 40th Street MIDTOWN Riverwalk C NY Waterway Ferry Hudson Yards 6 J I 11 RIVERTRACE Rivertrace RiverHouse 11 Marriott Hotel & 4/5 Garage Building 8/9 2 GARAGE 1/3 4/5 C 16 P. Apts 8/9 ROSELAND’S PORT IMPERIAL WATERFRONT PROPERTY HOLDINGS (See Page 37) PORT IMPERIAL

Table of Contents Company Highlights Page Company Overview 6 Financial Highlights 7 Net Asset Value 12 Debt Statistics 18 Office Portfolio Quarterly Highlights and Achievements 21 Office Operating Schedules 24 Roseland Residential Portfolio Quarterly Highlights and Achievements 31 Development and Leasing Review 33 Financial Statements 35 Regional Spotlights 37 Roseland Operating Schedules 39 Q3 2017 4 Chase II at Overlook Ridge Malden, MA (Stabilized Q3 2017) This Supplemental Operating and Financial Data should be read in connection with the company’s third quarter 2017 earnings press release (included as Exhibit 99.2 of the company’s Current Report on Form 8-K, filed on November 07, 2017) as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Operating and Financial Data. Harborside Jersey City, NJ (Ongoing Transformation)

Mack-Cali Realty Corporation Company Highlights Q3 2017

Company Overview

Corporate Profile

Mack-Cali is a publicly traded REIT on the NYSE ("CLI"). The Company has executed upon a transformation strategy into a dual platform company of core office and Class A residential buildings. We are geographically focused on the Hudson River waterfront and transit based locations targeting cash flow growth through all economic cycles.

Company Objectives

Mack-Cali's office portfolio strives to achieve the highest possible rents within geographically focused markets. We will continue to market and sell non-core assets to further upgrade the quality of our office portfolio.

	Q3 2017	Q2 2017
Market capitalization:	$5.5 billion	$5.9 billion
Net Asset Value (midpoint)	$3.69 billion	$3.83 billion
Square feet of office space:	17.9 million	21.4 million
% leased (excl. Non-Core):	90.1%	89.9%
GAAP rental rate roll-up (excl. Non-Core)	14.6%	17.7%
Cash rental rate roll-up (excl. Non-Core)	-0.6%	7.0%
Operating multifamily units:	5,826	5,825
% leased for stabilized multifamily units:	97.4%	97.9%
In-Construction multifamily units/keys:	2,300	2,300

Disposition Highlights

Since September 2015, the Company has executed on $1.1B of non-core office and flex asset sales, including $472M of sales in 2017. Currently, we have $364M of sales under contract/in negotiation with an additional targeted $69M of non-core dispositions through the remainder of 2017 and early 2018. The completion of those transactions will represent the end of our disposition program (see page 23).

Dispositions of Non-Core Assets ($1.5B)


Remaining
Current Transactions
Executed
0
200
400
600
800
1000
1200

Roseland Highlights

Concurrently, Roseland Residential, Mack-Cali's multifamily subsidiary, is contributing meaningful operating cash flow with projected growth in the future. We leased our recently delivered units faster than projected at rents above proforma—Chase II (323 units) and Urby (762 units) achieved stabilization in Q3 and Quarry Place (108 units) is expected to stabilize in Q1 2018. We also have 2,300 units currently in-construction with initial deliveries scheduled for Q1 2018.



Monaco, Jersey City, NJ
(Full interest acquired April 2017)



Building 8-9, Port Imperial, NJ
(Construction Start - Q1 2018)

Q3 2017 Company Highlights 6

Financial Highlights – Balance Sheet & Capital Markets

The Company's key financial metrics as of September 30, 2017 were:

	September 30, 2017	June 30, 2017	March 31, 2017
Core FFO per Share	$0.57	$0.60	$0.56
Dividends Declared per Share	$0.20	$0.20	$0.15
Net Debt to Adjusted EBITDA	8.0x	8.3x	8.5x
→ Net Debt to Adjusted EBITDA - Less CIP debt	7.6x	7.8x	8.0x
→ Net Debt to Adjusted EBITDA - office portfolio	6.9x	7.2x	8.2x
Interest Coverage Ratio	3.4x	3.5x	3.8x
Fixed Charge Coverage Ratio	2.6x	2.8x	2.9x

The Company's Net Debt to Adjusted EBITDA, calculated without residential debt, would be 6.9x. Through scheduled sales and increased earnings, we plan to maintain a ratio of below 7x for the office portfolio

Acquisitions:

- Subsequent to quarter-end, the Company reached an agreement to acquire an approved residential development site in the Jersey City waterfront submarket. Upon our targeted closing of mid-November, we will provide additional details on the 749-unit mixed-use project which will also include a school and a below market 20-year tax abatement. This deal will be funded as a partial 1031 exchange
- 107 Morgan: The Company acquired a $44.5 million land note encumbering a potential development site in Jersey City, NJ. The source of funding is likely a 1031 exchange

Rockpoint Capital:

- Rockpoint made a $300 million equity investment to further facilitate Roseland's residential business plan. RRT received a deemed funded existing equity value at closing of $1.23 billion. As of Q3 2017, $150 million of Rockpoint capital has been funded

Recent Financings:

- Quarry Place at Tuckahoe: Roseland placed a ten-year, $41 million mortgage at an interest-only rate of 4.48% on the recently delivered asset
- The Chase at Overlook Ridge: Roseland is in the process of placing a combined mortgage for the refinancing of Chase I and Chase II
- Company Line of Credit: The Company had no balance outstanding at quarter-end

Dispositions:

- In the nine months ended September 30, 2017, Mack-Cali disposed of 90 non-core buildings totaling 9,436,280 rentable square feet for $472 million
- In September, Roseland disposed of a non-strategic holding in Montvale, NJ

Dividends:

- In September, the Company's Board of Directors declared a cash dividend of $0.20 per common share for the third quarter 2017 (indicating an annual rate of $0.80 per common share). The Company's Core FFO dividend payout ratio for the quarter was 34.9 percent

Q3 2017 Company Highlights 7

Financial Highlights – Key Metrics

From September 2016 to September 2017, we strengthened our Core FFO, AFFO, and Debt Coverage ratios:

- Core FFO per share increased from $0.56 to $0.57
- AFFO increased from $20.5M to $39.6M (93%)
- Interest coverage increased from 3.3x to 3.4x

	09/30/17	06/30/17	03/31/17	12/31/16	09/30/16
($'s in thousands, except ratios)					
Market Value of Equity (1)	$2,607,433	$2,949,047	$2,922,371	$2,928,309	$2,747,095
Total Debt, Net	2,839,186	2,950,219	2,731,204	2,340,009	2,455,309
Total Market Capitalization	5,446,619	5,899,266	5,653,575	5,268,318	5,202,404
Total Debt/ Total Market Capitalization	52.1%	50.0%	48.3%	44.4%	47.2%
Total Debt/ Total Book Capitalization	56.8%	58.1%	55.6%	54.5%	55.4%
Total Debt/ Total Undepreciated Assets	46.2%	47.5%	43.8%	41.6%	42.4%
Secured Debt/ Total Undepreciated Assets	22.0%	21.9%	18.5%	15.8%	18.3%
Core FFO per share	0.57	0.60	0.56	0.56	0.56
Portfolio Size:					
Consolidated In-Service Properties	147	198	198	199	214
Consolidated Total Commercial Square Footage	17,827,947	21,352,339	21,448,339	20,951,376	23,355,409
Consolidated Total Commercial Square Footage-excluding Non-Core	14,868,716	17,639,242	17,639,242	19,001,223	19,764,352
Commercial Sq. Ft. Leased at End of Period-excluding Non-Core (3)	90.1%	89.9%	90.4%	90.6%	90.3%
Shares and Units:					
Common Shares Outstanding	89,913,576	89,913,919	89,844,752	89,696,713	89,647,337
Common Units Outstanding	10,438,855	10,438,855	10,339,443	10,488,105	10,497,946
Combined Shares and Units	100,352,431	100,352,774	100,184,195	100,184,818	100,145,283
Weighted Average- Diluted (4)	100,727,006	100,369,717	100,636,886	100,575,238	100,252,797
Common Share Price ($'s):					
At the end of the period	$23.71	$27.14	$26.94	$29.02	$27.22
High during period	27.75	28.57	29.70	29.38	29.25
Low during period	22.70	25.96	26.31	24.59	26.11

Notes:

See supporting "Key Metrics" notes on page 43

Q3 2017 Company Highlights 8

Financial Highlights– Evolving Portfolio with Superior Quality of Earnings Mack-Cali has continued to transform its portfolio from heavily suburban earnings towards a growing Residential and specifically geographically focused office(1) concentration As a percentage of Net Operating Income, the combined contributions from the residential and focused office platforms are projected to increase from 48% in 2016 to 70% in 2018 Incorporating stabilized NOI in our 2,300 unit In-Construction portfolio of $53 million, the percentage of NOI from our Residential and geographically focused office categories are projected to be 74% from 48%. Of the remaining 26%, only 18% is suburban office and 8% is flex. With its consistently improving portfolio composition, the Company should significantly outgrow its currently discounted multiple Projected NOI Contribution Q3 2017 Q3 2017 Company Highlights 9 (83%) (48%) (86%) (55%) (70%) (91%) (74%) (92%) Geographically Focused Office (1) 40% 43% 45% 39% Multifamily 8% 12% 25% 35% Suburban 34% 31% 21% 18% Flex 17% 14% 9% 8% Note: (1) Geographically Focused Office Includes: Hudson Waterfront, Metropark, Short Hills, White Plains, and George Washington Bridge Portfolios. (CIP Stabilized)

Financial Highlights – FFO, Core FFO & AFFO

$ in thousands, except per share amounts
(unaudited)

	Three Months Ended September 30, 2017	2016	Nine Months Ended September 30, 2017	2016
Net income (loss) available to common shareholders	$38,054	($8,541)	$20,603	$102,043
Add (deduct): Noncontrolling interest in Operating Partnership	4,413	(999)	2,412	11,947
Real estate-related depreciation and amortization on continuing operations (1)	57,231	52,371	172,144	147,872
Gain on sale of investment in unconsolidated joint venture	(10,568)	-	(23,131)	(5,670)
Gain on change of control of interests	-	-	-	(15,347)
Realized gains and unrealized losses on disposition of rental property, net	(31,336)	17,053	2,112	(68,664)
Funds from operations (2)	**$57,794**	**$59,884**	**$174,140**	**$172,181**
Add/Deduct:				
Acquisition-related costs	-	$815	-	$2,854
Dead deal costs	-	-	-	791
Mark-to-market interest rate swap	-	(1,012)	-	-
Net real estate tax appeal proceeds	-	(746)	-	(746)
Equity in earnings fromjoint venture refinancing proceeds	-	(21,708)	-	(21,708)
(Gain)/Loss from extinguishment of debt, net	-	19,302	$239	6,882
Core FFO	**$57,794**	**$56,535**	**$174,379**	**$160,254**
Add (Deduct) Non-Cash Items:				
Straight-line rent adjustments (3)	($6,360)	($4,378)	($12,613)	($11,331)
Amortization of market lease intangibles, net (4)	(2,254)	(1,043)	(6,018)	(1,488)
Amortization of stock compensation	2,291	2,133	5,626	4,585
Non real estate depreciation and amortization	505	305	1,231	717
Amortization of debt discount/(premium) and mark-to-market, net	(164)	291	(86)	1,417
Amortization of deferred financing costs	1,184	1,234	3,462	3,583
Deduct:				
Non-incremental revenue generating capital expenditures:				
Building improvements	(1,664)	(5,883)	(9,936)	(14,389)
Tenant improvements and leasing commissions (5)	(5,110)	(8,208)	(17,225)	(35,017)
Tenant improvements and leasing commissions on space vacant for more than one year	(6,667)	(20,456)	(18,783)	(50,387)
Adjusted FFO (6)	**$39,555**	**$20,530**	**$120,037**	**$57,944**
Core FFO (calculated above)	**$57,794**	**$56,535**	**$174,379**	**$160,254**
Deduct:				
Equity in earnings (loss) of unconsolidated joint ventures, net	$1,533	($82)	$4,882	$2,086
Equity in earnings share of depreciation and amortization	(5,260)	(4,559)	(15,607)	(13,948)
Add-back:				
Interest expense	25,634	24,233	70,898	72,158
Recurring JV distributions	4,057	2,869	9,778	8,473
Income (loss) in non-controlling interest in consolidated joint ventures	(447)	(65)	(865)	(460)
Redeemable noncontrolling interest	2,683	-	6,157	-
Adjusted EBITDA	**$85,994**	**$78,931**	**$249,622**	**$228,563**
Net debt at period end (7)	$2,750,397	$2,433,754	$2,750,397	$2,433,754
Net debt to Adjusted EBITDA (8)	8.0x	7.7x	8.3x	8.0x
Diluted weighted average shares/units outstanding (9)	100,727	100,253	100,701	100,486
Funds from operations per share-diluted	$0.57	$0.60	$1.73	$1.71
Core Funds from Operations per share/unit-diluted	$0.57	$0.56	$1.73	$1.59
Dividends declared per common share	$0.20	$0.15	$0.55	$0.45

Notes: See footnotes and "Information About FFO, Core FFO, & AFFO" on the following page.

Q3 2017 Company Highlights 10

FFO, Core FFO & AFFO - Notes 11 Q3 2017 Company Highlights Notes Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $5,362 and $4,559 for the three months ended September 30, 2017 and 2016, respectively, and $15,607 and $13,948 for the nine months ended September 30, 2017 and 2016, respectively. Excludes non-real estate-related depreciation and amortization of $505 and $305 for the three months ended September 30, 2017 and 2016, respectively, and $1,231 and $717 for the nine months ended September 30, 2017 and 2016, respectively. Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” below. Includes the Company's share from unconsolidated joint ventures of $673 and $362 for the three months ended September 30, 2017 and 2016, respectively, and $968 and $511 for the nine months ended September 30, 2017 and 2016, respectively. Includes the Company's share from unconsolidated joint ventures of $81 and $95 for the three months ended September 30, 2017 and 2016, respectively, and $256 and $285 for the nine months ended September 30, 2017 and 2016, respectively. Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year. In its Supplemental Operating and Financial Data furnished for the First Quarter 2016, the Company had presented the Adjusted FFO (AFFO) amount for the three months ended March 31, 2016 of $21,924, which did not properly reflect the effects of certain non-cash components of AFFO. The amount presented in this report of $57,944 for the nine months ended September 30, 2016 includes the corrected amount. Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents, all at period end. Equals Net Debt at period end divided by Adjusted EBITDA (for quarter periods, Adjusted EBIDTA annualized multiplying quarter amounts by 4). Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,439 and 10,498 shares for the three months ended September 30, 2017 and 2016, respectively, and 10,394 and 10,502 for the nine months ended September 30, 2017 and 2016, respectively), plus dilutive Common Stock Equivalents (i.e. stock options). $ in thousands, except per share amounts (unaudited) Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions, and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from sales of properties and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables above. Core FFO is defined as FFO, as adjusted for items that may distort the comparative measurement of the Company’s performance over time. Adjusted FFO ("AFFO") is defined as Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. Core FFO and AFFO are both non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP. Core FFO and AFFO are presented solely as supplemental disclosures that the Company’s management believes provides useful information regarding the Company's operating performance and its ability to fund its dividends. There are not generally accepted definitions established for Core FFO or AFFO. Therefore, the Company's measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs. A reconciliation of net income to Core FFO and AFFO are included in the financial tables above. Information About FFO, Core FFO and AFFO

Net Asset Value (NAV)
(Unaudited)

$ in millions
(except per share amounts)

We currently estimate a Mack-Cali NAV of approximately $3.69bn, inclusive of approximately $1.47bn in Roseland

		NAV Calculation (2)								Net Value Range (3)	
	Rentable SF/ Apt Units	Projected NOI (1)	Year 1 Cap Rate	Gross Asset Value	*Gross Per SF / Unit (10)*	Existing Property Debt	Third Party Interests	Discount for CIP	Net Asset Value	High	Low
Office Portfolio	**MSF**								-		
Hudson Waterfront (Jersey City)	4.884	$81.1	4.2%	$1,954	*$400*	($460)	$0	$0	$1,494	$1,632	$1,345
Urban Core (Metropark, Short Hills)	1.951	42.0	6.6%	635	*325*	(125)	0	0	510	551	472
Suburban Core (Morris & Monmouth County)	4.542	58.2	8.0%	725	*160*	(68)	0	0	657	695	623
Flex	3.492	37.2	6.9%	540	*155*	0	0	0	540	569	509
Subtotal (4)	**14.869**			**$3,854**	***$259***	**($653)**	**$0**	**$0**	**$3,201**	**$3,447**	**$2,949**
Non-Core (5)	2.959			331		0	0	0	331	347	315
Hotel and Other JV Interests (6)				212		(130)	(41)	0	41	42	38
Land & Other Assets (7)(8)				393		0	0	0	393	403	373
Office - Asset Value	**17.828**			**$4,790**		**($783)**	**($41)**	**$0**	**$3,966**	**$4,239**	**$3,675**
Less: Office Unsecured Debt									(1,500)	(1,500)	(1,500)
Less: Office Preferred Equity/LP Interests									(53)	(53)	(53)
Total Office NAV	**17.828**								**$2,413**	**$2,686**	**$2,122**
Multifamily	**Units**										
Operating Properties - Wholly Owned (12)	2,551	$49.0	4.85%	$1,009	*$396*	($511)	$0	($3)	$496	$523	$470
Operating Properties - JVs (9)(12)	2,733	66.1	4.72%	1,402	*513*	(677)	(379)	(8)	337	355	320
Operating Properties - Subordinate JVs	542	16.2	4.97%	326	*601*	(138)	(154)	0	34	36	32
In-Construction Properties (11)	2,300	53.9	5.39%	999	*434*	(158)	(19)	(491)	331	352	312
Future Development Properties (8)	9,937			531	*59*	0	(140)	0	391	410	371
Fee Income Business & Other				40		0	0	0	40	40	40
Multifamily - Asset Value	**18,063**			**$4,307**		**($1,483)**	**($692)**	**($502)**	**$1,629**	**$1,716**	**$1,545**
Less: Rockpoint Interest									(156)	(156)	(156)
Total Multifamily NAV	**18,063**								**$1,473**	**$1,560**	**$1,389**
Less: Market Management Fee (13)									(200)	(200)	(200)
Total Mack-Cali NAV									**$3,686**	**$4,046**	**$3,311**
Approximate NAV / Share (100.7MM shares)									***$36.61***	***$40.17***	***$32.89***

See footnotes and "Information About Net Asset Value (NAV)" on pages 14 and 15.

Q3 2017 Company Highlights 12

Multifamily: Net Asset Value – Breakdown (Unaudited) 13 Q3 2017 Highlights of Roseland’s Net Asset Value include: Roseland Residential Top NAV (net equity) contributors: (41% NAV) 1. Urby at Harborside $203 2. Monaco 174 3. Alterra at Overlook Ridge 101 4. Portside 7 & 5/6 at East Pier 97 5. Chase I & II at Overlook Ridge 95 $670 $ in millions Valuation Spotlight - Operating Asset Value Ownership Key Assets GAV Per Unit NAV Wholly Owned Monaco, Alterra, Chase I & II $1,009 $383,607 $496 Joint Venture Urby, M2 at Marbella, Crystal House 1,402 493,442 337 Subordinated Interest Marbella 326 542,808 34 Total $2,737 $867 Gross Portfolio Value ($ in Millions) Stabilized Gross Asset Value $4,306 Less: Discount for CIP (502) Discounted Gross Asset Value $3,804 Less: Existing Debt (1,483) Less: 3rd Party Interests (692) Roseland Net Asset Value $1,629 MCRC Share (14) $1,473 Rockpoint Share $156 See footnotes and “Information About Net Asset Value (NAV)” on pages 14 and 15. Hudson River Waterfront 57% Boston Metro 24% NJ Corridor 10% Washington, D.C. 6% New York Metro 2% Philadelphia Metro 1% NAV by Market

Notes: Net Asset Value
(Unaudited)

$ in millions

(1) Based on projected 2018 cash net operating income with management fees added back.

(2) NAV is arrived at by calculating the estimated gross asset values for each of our real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties' interests in the assets. Unless otherwise noted, gross asset values for the operating real estate properties are calculated using the direct capitalization method by dividing projected net operating income for a one year period by an estimated current capitalization rate for each property. For each operating property, management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Company's portfolio and for competitor buildings in similar locations. A capitalization rate is estimated for each property based on its asset class and geographic location. Estimates of capitalization rates are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third party property transactions.

(3) The value range is determined by adding or subtracting 0.50% to the mid-point terminal cap rate for office properties and 0.125% to the year 1 cap rate for multifamily properties. Property cash flows have been reduced by credit loss reserves and leasing and base building capital expenditures, including targeted Harborside renovations.

(4)

	Rentable Area (MSF)	Projected 2018 NOI	Year 1 Cap Rate	In-Place Rent PSF	Market Rent PSF	Stabilized Occupancy Rate	Stabilized Cap Rate	Unlevered IRR	Value	$ PSF
Office										
Hudson Waterfront	4.884	81.1	4.2%	$36.09	$45.86	94.0%	6.0%	7.0%	$ 1,954	$ 400
Urban Core	1.951	42.0	6.6%	$34.89	$38.34	94.0%	6.5%	8.0%	635	325
Suburban Core	4.542	58.2	8.0%	$26.85	$27.28	90.0%	8.0%	9.0%	725	160
Flex Parks	3.492	37.2	6.9%	$17.52	$19.67	93.0%	7.0%	8.0%	540	155
Sub-Total	**14.869**			**$28.75**	**$33.05**				**$3,854**	

The year one cap rate, applied to the projected 2018 cash net operating income, is derived from the present value of periodic cash flows over five years and a terminal value based on stabilized income and a market cap rate, all discounted at an unlevered internal rate of return.

(5) Valuations for non-core assets, which are those assets being considered for sale or disposal, or in the active marketing process, are generally based on recent contract prices for similar properties in the process of being sold, letters of intent and ongoing negotiations for properties.

(6) Includes the Company's ownership interests in the Hyatt Regency Jersey City and three office joint venture properties.

(7) Includes Land $191 million (Plaza 4 - $90mm, One Lake St. $43 million, All other $58 million); Wegman's property ($62 million), seller financing notes ($65 million), 1031 funds ($39 million) and two out-of-service properties at cost ($36 million).

(8) The value of land is based on a combination of recent or pending transactions for land parcels within our relevant markets and unrelated third parties, and sometimes may utilize land appraisals for certain markets, if available for other purposes, such as for transaction financing. Further, we consider what a land parcel's value would need to be when combined with all other development costs to yield what we believe to be an appropriate target rate of return for a development project. The per apartment unit or per square foot office space values are derived by dividing the aggregate land value by the number of potential apartment units or square feet of office space the land can accommodate. The number of potential units or square feet of office space a land parcel can accommodate is most commonly governed by either in-place governmental approvals or density regulations set forth by existing zoning guidelines.

(9) Joint venture investments are generally valued by: applying a capitalization rate to projected net operating income for the joint venture's asset (which is similar to the process for valuing those assets wholly owned by the Company, as described above and previously), and deducting any joint venture level debt and any value allocable to joint venture partners' interests.

(10) Represents gross value per square factor unit prior to reduction of JV interests and debt.

Q3 2017 14

15 Q3 2017 Notes: Net Asset Value (Unaudited) Company Highlights The valuation approach for assets in construction or lease-up are similar to that applied to assets undergoing repositioning/repurposing, as described below. After applying an estimated capitalization rate to a projected stabilized net operating income upon completion of the construction or lease-up activities, the Company deducts any estimated future costs required to complete construction of the asset to arrive at an estimated value attributable to the asset. The Company then discounts the capitalized value back based on the projected number of periods to reach stabilization. The discount rate applied is determined based on a risk assessment of the development activities and comparable target returns in the marketplace. The Company then adds back the discounted projected interim cash flows expected to be generated during the projected lease-up period to reach stabilization. Valuations for properties planned for or undergoing a repositioning or repurposing utilize a projected stabilized net operating income for the asset upon completion of the repositioning/repurposing activities. After applying an estimated capitalization rate to a projected stabilized net operating income, the capitalized value is next discounted back based on the projected number of periods to re-stabilize the asset. The discount rate applied is determined based on a risk assessment of the repositioning/repurposing activities and comparable target returns in the marketplace, and further validated by outside market sources, when available for that market. Additionally, adjustments are made to the estimated value by deducting any estimated future costs necessary to complete the planned activities, as well as adding back the discounted projected interim operating cash flows expected to be generated by the property until re-stabilization has been achieved. Represents an estimate of management fee cost based on 3.0% of revenues, as the NOI presented is before cost for managing the portfolio. The multifamily valuation analysis totals to a Roseland NAV of $1,629,000,000, with the company’s share of this NAV of $1,473,000,000 (“MCRC Share”). This latter amount represents the company's share of Roseland NAV, net of the $156,000,000 attributable to Rockpoint's noncontrolling interest. The use of NAV as a measure of value is subject to certain inherent limitations. The assessment of the estimated NAV of a particular property is subjective in that it involves estimates and assumptions and can be calculated using various acceptable methods. The Company’s methods of determining NAV may differ from the methods used by other companies. Accordingly, the Company’s estimated NAV may not be comparable to measures used by other companies. As with any valuation methodology, the methodologies utilized by the Company in estimating NAV are based upon a number of estimates, assumptions, judgments or opinions that may or may not prove to be correct. Capitalization rates obtained from publicly available sources also are critical to the NAV calculation and are subject to the sources selected and variability of market conditions at the time. Investors in the Company are cautioned that NAV does not represent (i) the amount at which the Company’s securities would trade at a national securities exchange, (ii) the amount that a security holder would obtain if he or she tried to sell his or her securities, (iii) the amount that a security holder would receive if the Company liquidated its assets and distributed the proceeds after paying all of their expenses and liabilities or (iv) the book value of the Company’s real estate, which is generally based on the amortized cost of the property, subject to certain adjustments. Information About Net Asset Value (NAV)

16 Q3 2017 Financial Highlights – Balance Sheet Company Highlights $ in thousands, except per share amounts (unaudited) AS OF AS OF SEP 30, 2017 DEC 31, 2016 ASSETS Rental property Land and leasehold interests $712,166 $661,335 Buildings and improvements 4,021,241 3,758,210 Tenant improvements 344,465 364,092 Furniture, fixtures and equipment 29,355 21,230 5,107,227 4,804,867 Less – accumulated depreciation and amortization (1,146,091) (1,332,073) 3,961,136 3,472,794 Rental property held for sale, net 116,958 39,743 Net Investment in Rental Property 4,078,094 3,512,537 Cash and cash equivalents 88,789 31,611 Investments in unconsolidated joint ventures 238,440 320,047 Unbilled rents receivable, net 102,280 101,052 Deferred charges, goodwill and other assets, net 439,864 267,950 Restricted cash 40,473 53,952 Accounts receivable, net of allowance for doubtful accounts of $1,320 and $1,335 7,579 9,617 Total Assets $4,995,519 $4,296,766 LIABILITIES & EQUITY Senior unsecured notes, net $818,764 $817,355 Unsecured revolving credit facility and term loans 671,838 634,069 Mortgages, loans payable and other obligations, net 1,348,584 888,585 Dividends and distributions payable 20,929 15,327 Accounts payable, accrued expenses and other liabilities 182,929 159,874 Rents received in advance and security deposits 46,355 46,442 Accrued interest payable 16,776 8,427 Total Liabilities 3,106,175 2,570,079 Commitments and contingencies Redeemable noncontrolling interests 209,070 - Equity Mack-Cali Realty Corporation stockholders’ equity: Common stock, $0.01 par value, 190,000,000 shares authorized, 89,913,576 and 89,696,713 shares outstanding 899 897 Additional paid-in capital 2,566,069 2,576,473 Dividends in excess of net earnings (1,081,028) (1,052,184) Accumulated other comprehensive income 2,526 1,985 Total Mack-Cali Realty Corporation Stockholders’ Equity 1,488,466 1,527,171 Noncontrolling interests in subsidiaries: Operating Partnership 172,809 178,570 Consolidated joint ventures 18,999 20,946 Total Noncontrolling Interests in Subsidiaries 191,808 199,516 Total Equity 1,680,274 1,726,687 Total Liabilities and Equity $4,995,519 $4,296,766

17 Q3 2017 Financial Highlights – Income Statement Company Highlights $ in thousands, except per share amounts (unaudited) Three Months Ended September 30, Nine Months Ended September 30, REVENUES 2017 2016 2017 2016 Base rents $128,643 $129,523 $382,915 $380,133 Escalations and recoveries from tenants 16,385 16,177 47,455 45,248 Real estate services 5,748 6,650 17,980 19,931 Parking income 5,766 3,443 15,047 10,131 Other income 3,476 1,724 9,274 4,224 Total Revenues 160,018 157,517 472,671 459,667 EXPENSES Real estate taxes 21,300 20,606 63,609 66,250 Utilities 11,480 14,127 33,251 38,658 Operating services 26,312 25,553 80,495 76,309 Real estate services expenses 6,207 6,361 18,376 19,418 General and administrative 13,140 14,007 37,223 39,011 Acquisition-related costs - 815 - 2,854 Depreciation and amortization 52,375 48,117 157,768 134,639 Total Expenses 130,814 129,586 390,722 377,139 Operating Income 29,204 27,931 81,949 82,528 OTHER (EXPENSE) INCOME Interest expense (25,634) (24,233) (70,898) (72,158) Interest and other investment income (loss) 762 1,262 1,358 739 Equity in earnings (loss) of unconsolidated joint ventures (1,533) 21,790 (4,882) 19,622 Gain on change of control of interests - - - 15,347 Realized gains (losses) and unrealized losses on disposition of rental property, net 31,336 (17,053) (2,112) 68,664 Gain on sale of investment in unconsolidated joint venture 10,568 - 23,131 5,670 Gain (loss) from extinguishment of debt, net - (19,302) (239) (6,882) Total Other Income (Expense) 15,499 (37,536) (53,642) 31,002 Net Income (Loss) 44,703 (9,605) 28,307 113,530 Noncontrolling interest in consolidated joint ventures 447 65 865 460 Noncontrolling interest in Operating Partnership (4,413) 999 (2,412) (11,947) Redeemable noncontrolling interest (2,683) - (6,157) - Net Income (Loss) Available to Common Shareholders $38,054 ($8,541) $20,603 $102,043 Basic earnings per common share: Net income (loss) available to common shareholders $0.39 ($0.10) $0.06 $1.14 Diluted earnings per common share: Net income (loss) available to common shareholders $0.39 ($0.10) $0.06 $1.13 Basic weighted average shares outstanding 90,023 89,755 89,997 89,739 Diluted weighted average shares outstanding 100,727 100,253 100,701 100,486

Debt Statistics

$ in thousands

Mack-Cali thoughtfully oversees its overall leverage in pursuit of its accretive multifamily development growth by consistently reducing offline portfolio leverage

	Lender	Effective Interest Rate	September 30, 2017	December 31, 2016	Date of Maturity
OFFICE PORTFOLIO					
Secured Debt					
Curtis Center	CCRE & PREFG	LIBOR+5.912%	-	$75,000	-
23 Main Street	Berkadia CMBS	5.587%	$27,282	27,838	09/01/18
Harborside Plaza 5	The Northwestern Mutual Life Insurance Co. & New York Life Insurance Co.	6.842%	210,381	213,640	11/01/18
One River Center	Guardian Life Ins. Co.	7.311%	40,668	41,197	02/01/19
101 Hudson	Wells Fargo CMBS	3.197%	250,000	250,000	10/11/26
Short Hills Portfolio	Wells Fargo CMBS	4.150%	124,500	-	04/01/27
Principal balance outstanding			652,831	607,675	
Unamortized deferred financing costs			(3,054)	(2,193)	
Total Secured Debt - Office Portfolio			**$649,777**	**$605,482**	
Senior Unsecured Notes: (1)(2)					
2.500%, Senior Unsecured Notes	public debt	2.803%	$250,000	$250,000	12/15/17
4.500%, Senior Unsecured Notes	public debt	4.612%	300,000	300,000	04/18/22
3.150%, Senior Unsecured Notes	public debt	3.517%	275,000	275,000	05/15/23
Principal balance outstanding			825,000	825,000	
Adjustment for unamortized debt discount			(3,708)	(4,430)	
Unamortized deferred financing costs			(2,528)	(3,215)	
Total Senior Unsecured Notes, net:			**$818,764**	**$817,355**	
Revolving Credit Facility & Unsecured Term Loans:					
2016 Unsecured Term Loan	7 Lenders	3.13%	$350,000	$350,000	01/07/19
2017 Unsecured Term Loan	13 Lenders	3.31%	325,000	-	01/25/20
Revolving Credit Facilities	13 Lenders	LIBOR +1.200%	-	286,000	01/25/21
Unamortized deferred financing costs			(3,162)	(1,931)	
Total Revolving Credit Facilities & Unsecured Term Loans:			**$671,838**	**$634,069**	
Total Debt - Office Portfolio			**$2,140,379**	**$2,056,906**	
MULTIFAMILY PORTFOLIO					
Secured Debt (Mortgages)					
Port Imperial 4/5 Hotel	Fifth Third Bank & Santander	LIBOR+4.50%	30,991	14,919	10/06/18
Chase II	Fifth Third Bank	LIBOR+2.25%	46,167	34,708	12/16/18
Park Square	Wells Fargo Bank N.A.	LIBOR+1.872%	26,917	27,500	04/10/19
250 Johnson	M&T Bank	LIBOR+2.35%	22,668	2,440	05/20/19
Portside 5/6	Citizens Bank	LIBOR+2.50%	31,987	-	09/19/19
Port Imperial South 11	JPMorgan Chase	LIBOR+2.35%	37,827	14,073	11/24/19
Worcester	Citizens Bank	LIBOR+2.50%	27,798	-	12/10/19
Monaco	The Northwestern Mutual Life Insurance Co.	3.15%	170,392	-	02/01/21
Port Imperial South 4/5 Retail	American General Life & A/G PC	4.559%	4,000	4,000	12/01/21
The Chase at Overlook Ridge	New York Community Bank	3.74%	72,500	72,500	02/01/23
Portside 7	CBRE Capital Markets/FreddieMac	3.569%	58,998	58,998	08/01/23
Alterra I & II	Capital One/FreddieMac	3.854%	100,000	-	02/01/24
150 Main Street	Natixis Real Estate Capital LLC	4.48%	41,000	26,642	08/05/27
Port Imperial South 4/5 Garage	American General Life & A/G PC	4.853%	32,600	32,600	12/01/29
Principal balance outstanding			703,845	288,380	
Unamortized deferred financing costs			(5,038)	(5,277)	
Total Secured Debt - Multifamily Portfolio			**$698,807**	**$283,103**	
Total Debt - Multifamily Portfolio			**$698,807**	**$283,103**	
Total Debt:			**$2,839,186**	**$2,340,009**	

Notes:

See supporting "Debt Statistics" notes on page 43

Q3 2017 Company Highlights 18

Debt Breakdown and Repayments

$ in thousands

Mack-Cali has minimal variable rate debt of only $224 million, or 8% of total debt outstanding

Debt Breakdown

	Balance	% of Total	Weighted Average Interest Rate (1)	Weighted Average Maturity in Years
Office - Fixed Rate Unsecured Debt and Other Obligations	$1,500,000	52.51%	3.48%	2.77
Office - Fixed Rate Secured Debt	652,831	22.85%	4.91%	5.74
Multifamily - Fixed Rate Secured Debt	479,490	16.79%	3.68%	5.74
Variable Rate Secured Debt	224,357	7.85%	3.37%	1.38
Variable Rate Unsecured Debt	-	-	-	-
Totals/Weighted Average:	**$2,856,677**	**100.00%**	**3.87%**	**3.86**
Adjustment for unamortized debt discount	(3,708)			
Unamortized deferred financing costs	(13,783)			
Total Debt, net	**$2,839,186**			

Maturity Schedule

Period	Scheduled Amortization	Principal Maturities	Total	Weighted Average Interest Rate of Future Repayments (1)
October 1 to December 31, 2017	$1,849	$250,000	$251,849	2.83%
2018	6,977	308,695	315,672	6.12%
2019	1,912	534,566	536,478	3.55%
2020	1,977	325,000	326,977	3.31%
2021	2,051	168,800	170,851	3.19%
Thereafter	6,811	1,242,647	1,249,458	3.89%
Sub-total	21,577	2,829,708	2,851,285	3.87%
Adjustment for unamortized debt discount/premium, net, as of September 30, 2017	(3,708)	-	(3,708)	
Unamortized mark-to-market	5,392	-	5,392	
Unamortized deferred financing costs	(13,783)	-	(13,783)	
Totals/Weighted Average:	**$9,478**	**$2,829,708**	**$2,839,186**	**3.87% (2)**

Notes:

See supporting "Debt Breakdown and Repayments" notes on page 43

Q3 2017 Company Highlights 19

Office Portfolio Q3 2017

Quarterly Highlights & Achievements

Our continued goal in re-shaping the portfolio through sales, strategic acquisitions and selective leasing, is to generate longer leases with less cost per square-foot per year and a more manageable lease expiration schedule of no more than 12% each year

Rent Roll Up:

- Rents on Q3 transactions rolled up 0.1% on a cash basis and 14.7% on a GAAP basis. Year-to-date, rents have rolled up 1.2% cash and 14.3% GAAP. For Core/Waterfront/Flex portfolio Q3 rents rolled down 0.6% cash and rolled up 14.6% GAAP. For the quarter, GAAP rents rolled up on 41 of the 42 transactions which qualified for inclusion in the statistic

Average Rent:

- In Q3, 747,562 SF leased at:

Waterfront	**$49.81**
Urban Core	32.13
Suburban Core	26.43
Flex	22.01
Sub-Total	$23.58
Repositioning	29.50
Non-Core	27.62
TOTALS	**$24.65**



Weighted Average Roll Up-Down
40%
35%
30%
25%
20%
15%
10%
5%
0%
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Waterfront
Urban Core
Suburban Core
Flex
Non-Core

Leasing Costs:

- For Q3 transactions, we committed $2.03 per square foot per year of the lease term, and our year-to-date average is $2.16

2017 Expirations (Q4):

Remaining 2017 expirations aggregate 681,000 square feet (net of 89,000 square feet in properties we plan to sell/repurpose):

- Represents 4.4% of leased square feet and 5.2% of annualized base rent;
- Average lease expirations on the Waterfront have in-place rental rates at approximately $33 per square-foot. Similar space in adjacent buildings have leased within the past year at average in-place rental rates of $45 per square-foot by Mack-Cali and our competitors. It is expected that the lease-up of this space is a "when, not if" scenario. Mack-Cali continues to add amenities to make these the buildings of choice in this market;
- 238,000 square feet in Urban and Suburban Core properties, represents a manageable 3.7% of Core portfolio. The product quality has drastically increased in this category as we removed the non-core buildings through sales. We should retain a significant amount of this space at increasing rents and replace the remainder with new tenants

2018 Expirations (approximately 2M square feet):

	SF	Comments
Waterfront	867,061	Existing tenants express renewal and expansion interest; new tenants represent cash roll up potential but will take some quarters
Urban Core	85,574	Tight markets, existing tenants looking to expand
Suburban Core	277,732	Capital expenditure improvements should help retain and attract tenants
Flex	262,028	Never been an issue to re-lease flex space in Westchester
Sub-Total	1,492,395	
Non-Core	518,658	
TOTALS	2,011,053	

Q3 2017 Office Portfolio 21

Disposition Strategy & Statistics

Over the past two years Mack-Cali has strategically disposed of over $1.1B in Non-Core and Joint Venture office assets. We expect to be complete with our disposition strategy in 2Q 2018. Our goal is to own a class A office portfolio totaling approximately 15MSF primarily comprised of Hudson Waterfront, Flex, Urban Core and Suburban Core assets.

	SEPTEMBER 2015			YEAR-END 2016			TARGETED YEAR-END 2017			TARGETED 1H 2018		
	SF	% of SF Portfolio	# of Bldgs	SF	% of SF Portfolio	# of Bldgs	SF	% of SF Portfolio	# of Bldgs	SF	% of SF Portfolio	# of Bldgs
Waterfront Totals	**4,317,978**	**14.4%**	**5**	**4,884,193**	**22.0%**	**6**	**4,884,193**	**22.0%**	**6**	**4,884,193**	**32.4%**	**6**
Urban Core Totals	**911,185**	**3.0%**	**5**	**1,370,154**	**6.2%**	**7**	**1,951,091**	**8.8%**	**10**	**1,951,091**	**12.9%**	**10**
Short Hills	*247,476*	*0.8%*	*1*	*247,476*	*1.1%*	*1*	*828,413*	*3.7%*	*4*	*828,413*	*5.5%*	*4*
Metropark	*395,709*	*1.3%*	*2*	*854,678*	*3.9%*	*4*	*854,678*	*3.9%*	*4*	*854,678*	*5.7%*	*4*
Fort Lee	*268,000*	*0.9%*	*2*	*268,000*	*1.2%*	*2*	*268,000*	*1.2%*	*2*	*268,000*	*1.8%*	*2*
Suburban Core Totals	**7,095,714**	**23.7%**	**52**	**5,536,852**	**25.0%**	**38**	**5,532,471**	**25%**	**37**	**4,541,820**	**30.1%**	**30**
Morris County	*3,111,266*	*10.4%*	*21*	*2,824,974*	*12.7%*	*17*	*3,209,824*	*14.5%*	*19*	*2,811,776*	*18.7%*	*17*
Monmouth County	*1,223,440*	*4.1%*	*10*	*987,472*	*4.5%*	*6*	*1,266,944*	*5.7%*	*9*	*1,266,944*	*8.4%*	*9*
Other Assets	*2,761,008*	*9.2%*	*21*	*1,724,406*	*7.8%*	*15*	*1,055,703*	*4.8%*	*9*	*463,100*	*3.1%*	*4*
Flex Asset Totals	**5,947,238**	**19.8%**	**113**	**5,897,238**	**26.6%**	**112**	**4,137,597**	**18.7%**	**75**	**3,491,612**	**23.2%**	**60**
Portfolio Subtotals	**18,272,115**	**60.9%**	**175**	**17,688,437**	**79.8%**	**163**	**16,505,352**	**74.4%**	**128**	**14,868,716**	**98.6%**	**106**
Non-Core												
Joint Venture	5,456,887	18.2%	34	1,423,838	6.4%	4	199,223	0.9%	2	199,223	1.3%	2
White Plains	668,000	2.2%	5	704,300	3.2%	5	704,300	3.2%	5	0	0.0%	0
Paramus Area	3,023,076	10.1%	14	2,356,275	10.6%	12	669,701	3.0%	3	0	0.0%	0
Cranford Area	795,131	2.7%	8	0	0.0%	0	0	0.0%	0	0	0.0%	0
DC & Maryland	1,254,117	4.2%	9	0	0.0%	0	0	0.0%	0	0	0.0%	0
NYC	524,476	1.7%	1	0	0.0%	0	0	0.0%	0	0	0.0%	0
Exited Market Subtotals	**11,721,687**	**39.1%**	**71**	**4,484,413**	**20.0%**	**21**	**1,573,224**	**7.1%**	**19**	**199,223**	**1.3%**	**2**
OVERALL TOTALS	**29,993,802**		**246**	**22,172,850**		**184**	**18,078,576**		**186**	**15,067,939**		**108**

Q3 2017 Office Portfolio 22

Under Contract/Negotiations Future Dispositions 2016 $1,116M $1,480M Q3 2017 73% of Total Goal $644M We have made significant progress toward completing our portfolio transformation via strategic disposition of non-core and JV assets and expect to finish our program in 2Q 2018 Disposition Strategy & Statistics 23 Q3 2017 Office Portfolio ($ in millions) Percent of Goal Buildings 2015 and 2016 $644 42% 28 2017 thru 3Q 472 30% 90 Under Contract/Negotiations 364 24% 26 Future Dispositions 69 4% 4 Total $1,549 100% 148 $1,549M Measuring our Progress: Office Disposition Goal To Date: In 2017, we executed $472 million of non-core office and flex asset sales. We have executed on $1.12 billion of sales since September 2015, bringing us to 73% of our total disposition goal Active: $364 million of non-core dispositions are under contract or negotiations Planned: Future dispositions of $69 million are comprised of $49 million currently on the market and another $20 million in future dispositions, scheduled for completion by 1H 2018

Leasing Highlights

Rollforwards

For the three months ended September 30, 2017

	Pct. Leased 06/30/17	Inventory 06/30/17	Sq. Ft. Leased 06/30/17	Inventory Reclassed	Space Leased Reclassed	Inventory Acquired/ Disposed	Space Leased Acquired/ Disposed	Expiring/ Adj. Sq. Ft.	Incoming Sq. Ft.	Net Leasing Activity	Inventory 09/30/17	Sq. Ft. Leased 09/30/17	Pct. Leased 09/30/17
Waterfront	93.9%	4,884,193	4,585,171			-	-	(5,070)	12,510	7,440	4,884,193	4,592,611	94.0%
Urban Core	85.9%	2,573,391	2,211,175	(622,300)	(469,397)	-	-	(42,940)	50,294	7,354	1,951,091	1,749,132	89.6%
Suburban Core	85.5%	4,293,720	3,669,917	248,100	189,021	-	-	(11,576)	12,831	1,255	4,541,820	3,860,193	85.0%
Flex Parks	91.4%	5,887,938	5,384,461	(636,685)	(571,760)	(1,759,641)	(1,586,507)	(543,888)	507,123	(36,765)	3,491,612	3,189,429	91.3%
Sub-Totals	**89.9%**	**17,639,242**	**15,850,724**	**(1,010,885)**	**(852,136)**	**(1,759,641)**	**(1,586,507)**	**(603,474)**	**582,758**	**(20,716)**	**14,868,716**	**13,391,365**	**90.1%**
Repositioning[1]									70,878				
Non-Core	72.3%	3,713,097	2,684,611	1,010,885	852,136	(1,764,751)	(1,082,771)	(353,856)	93,926	(259,930)	2,959,231	2,194,046	74.1%
TOTALS	**86.8%**	**21,352,339**	**18,535,335**	**-**	**-**	**(3,524,392)**	**(2,669,278)**	**(957,330)**	**747,562**	**(280,646)**	**17,827,947**	**15,585,411**	**87.4%**

Percentage Leased

	Pct Leased 06/30/17 After Reclassification	Impact of Acquisition/ Disposition	Impact of Leasing Activity	Pct Leased 09/30/17	SQ FT Leased Commercial Tenants	SQ FT Leased Service Tenants	SQ FT Unleased
Waterfront	93.9%	0.0%	0.1%	94.0%	4,480,090	112,521	291,582
Urban Core	89.3%	0.0%	0.3%	89.6%	1,734,006	15,126	201,959
Suburban Core	85.0%	0.0%	0.0%	85.0%	3,708,143	152,050	681,627
Flex Parks	91.6%	0.2%	(0.5%)	91.3%	3,161,086	28,343	302,183
Sub-Totals	**90.2%**	**0.0%**	**(0.1%)**	**90.1%**	**13,083,325**	**308,040**	**1,477,351**
Non-Core	74.9%	1.2%	(2.0%)	74.1%	2,171,560	22,486	765,185
TOTALS	**86.8%**	**1.1%**	**(0.5%)**	**87.4%**	**15,254,885**	**330,526**	**2,242,536**

Notes:
(1) Total square footage of transactions signed at properties being held for repositioning. Square footage not included in inventory, space leased or net leasing activity.

Q3 2017 Office Portfolio 24

Leasing Transaction Activity

For the three months ended September 30, 2017

	Number of Transactions	Total Sq. Ft.	Sq. Ft. New Leases	Sq. Ft. Renewed and Other Retained	Average Sq. Ft.	Weighted Avg. Term (Yrs)	Wtd. Avg. Base Rent ($)	Wtd. Avg. Costs Sq. Ft. Per Year ($)
Waterfront	3	12,510	7,440	5,070	4,170	5.2	$49.81	$7.19
Urban Core	5	50,294	-	50,294	10,059	9.2	32.13	5.01
Suburban Core	3	12,831	2,866	9,965	4,277	6.3	26.43	4.99
Flex	31	507,123	26,387	480,736	16,359	10.8	22.01	1.56
Sub-Total	42	582,758	36,693	546,065	13,875	10.4	$23.58	$1.92
Repositioning	1	70,878	70,878	-	70,878	12.3	29.50	-
Non-Core	8	93,926	45,494	48,432	11,741	7.6	27.62	3.00
TOTALS	**51**	**747,562**	**153,065**	**594,497**	**14,658**	**10.2**	**$24.65**	**$2.03**

For the nine months ended September 30, 2017

	Number of Transactions	Total Sq. Ft.	Sq. Ft. New Leases	Sq. Ft. Renewed and Other Retained	Average Sq. Ft.	Weighted Avg. Term (Yrs)	Wtd. Avg. Base Rent ($)	Wtd. Avg. Costs Sq. Ft. Per Year ($)
Waterfront	6	64,135	19,409	44,726	10,689	6.8	$46.60	$6.77
Urban Core	17	111,128	6,065	105,063	6,537	5.9	32.57	4.62
Suburban Core	16	87,568	39,555	48,013	5,473	6.7	27.03	5.25
Flex	69	1,142,626	141,309	1,001,317	16,560	7.9	18.76	1.44
Sub-Total	108	1,405,457	206,338	1,199,119	13,013	7.6	$21.64	$2.06
Repositioning	1	70,878	70,878	-	70,878	12.3	29.50	-
Non-Core	44	361,548	61,980	299,568	8,217	6.5	26.88	2.60
TOTALS	**153**	**1,837,883**	**339,196**	**1,498,687**	**12,012**	**7.6**	**$22.97**	**$2.16**

Q3 2017 Office Portfolio 25

26 Q3 2017 Significant Tenants Office Portfolio Notes: See supporting “Significant Tenants” notes on page 43 Percentage of Annualized Company Square Percentage Year of Number of Base Rental Annualized Base Feet Total Company Lease Properties Revenue ($) (1) Rental Revenue (%) Leased Leased Sq. Ft. (%) Expiration John Wiley & Sons, Inc. 1 15,397,650 3.6 410,604 2.7 (2) Bank Of Tokyo-Mitsubishi FUJI, Ltd. 1 11,388,534 2.7 282,606 1.9 (3) National Union Fire Insurance Company of Pittsburgh, PA 2 11,191,058 2.6 388,651 2.5 (4) Merrill Lynch Pierce Fenner 3 10,709,119 2.5 430,926 2.8 (5) Forest Research Institute, Inc. 1 9,070,892 2.1 215,659 1.4 2017 DB Services New Jersey, Inc. 2 9,066,698 2.1 213,881 1.4 (6) KPMG, LLP 3 8,322,199 2.0 231,102 1.5 (7) ICAP Securities USA, LLC 2 7,608,702 1.8 180,946 1.2 (8) Dun & Bradstreet Corporation 2 7,360,360 1.7 192,280 1.3 2023 Montefiore Medical Center 7 7,176,397 1.7 296,572 1.9 (9) TD Ameritrade Services Company, Inc. 1 6,632,175 1.6 193,873 1.3 2020 Daiichi Sankyo, Inc. 1 6,532,200 1.5 171,900 1.1 2022 HQ Global Workplaces, LLC 10 5,642,468 1.3 200,151 1.3 (10) Vonage America, Inc. 1 4,637,500 1.1 350,000 2.3 2023 Investors Bank 2 4,383,791 1.0 139,296 0.9 (11) Totals 125,119,743 29.3 3,898,447 25.5

Same Store 27 Q3 2017 Office Portfolio The current quarter same store results for our commercial portfolio show positive results, benefiting from improved rents $ in thousands 2017 2016 Change % Change Total Property Revenues $104,521 $101,599 $2,922 2.9 Real Estate Taxes 15,313 14,060 1,253 8.9 Utilities 8,477 8,886 (409) (4.6) Operating Services 16,273 16,731 (458) (2.7) Total Property Expenses: 40,063 39,677 386 1.0 GAAP Net Operating Income 64,458 61,922 2,536 4.1 Less: straight-lining of rents adj. (1,480) (2,814) 1,334 47.4 Net Operating Income $62,978 $59,108 $3,870 6.5 Total Properties: 125 Total Square Footage: 15,891,902 For the three months ended September 30, 2017 2017 2016 Change % Change Total Property Revenues $303,587 $292,250 $11,337 3.9 Real Estate Taxes 44,507 42,382 2,125 5.0 Utilities 23,564 24,199 (635) (2.6) Operating Services 50,030 48,598 1,432 2.9 Total Property Expenses: 118,101 115,179 2,922 2.5 GAAP Net Operating Income 185,486 177,071 8,415 4.8 Less: straight-lining of rents adj. (4,567) (7,632) 3,065 40.2 Net Operating Income $180,919 $169,439 $11,480 6.8 Total Properties: 124 Total Square Footage: 15,629,061 For the nine months ended September 30, 2017

Lease Expirations

Year of Expiration/Market		Number of Leases Expiring (1)	Net Rentable Area Subject to Expiring Leases (Sq. Ft.)	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($) (2)	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
Oct - Dec 31, 2017							
Waterfront		15	397,577	2.6	13,178,502	33.15	3.0
Urban Core		5	21,738	0.1	704,105	32.39	0.2
Suburban Core		13	215,836	1.4	7,587,145	35.15	1.8
Flex Parks		13	45,400	0.3	789,939	17.40	0.2
	Sub-Total	**46**	**680,551**	**4.4**	**22,259,691**	**32.71**	**5.2**
Non-Core		19	89,374	0.6	1,815,806	20.32	0.4
TOTAL – 2017		65	769,925	5.0	24,075,497	31.27	5.6
2018							
Waterfront		20	867,061	5.7	32,761,607	37.78	7.7
Urban Core		18	85,574	0.6	2,631,374	30.75	0.6
Suburban Core		29	277,732	1.8	7,510,878	27.04	1.8
Flex Parks		42	262,028	1.7	4,433,259	16.92	1.1
	Sub-Total	**109**	**1,492,395**	**9.8**	**47,337,118**	**31.72**	**11.2**
Non-Core		56	518,658	3.4	12,481,054	24.06	2.9
TOTAL – 2018		165	2,011,053	13.2	59,818,172	29.74	14.1
2019							
Waterfront		12	197,972	1.3	8,991,535	45.42	2.1
Urban Core		30	322,458	2.1	9,821,666	30.46	2.3
Suburban Core		32	403,823	2.7	11,135,206	27.57	2.6
Flex Parks		54	507,471	3.3	9,805,591	19.32	2.3
	Sub-Total	**128**	**1,431,724**	**9.4**	**39,753,998**	**27.77**	**9.3**
Non-Core		28	182,879	1.2	4,575,757	25.02	1.1
TOTAL – 2019		156	1,614,603	10.6	44,329,755	27.46	10.4
2020							
Waterfront		8	70,779	0.5	2,563,576	36.22	0.6
Urban Core		26	237,167	1.6	8,032,403	33.87	1.9
Suburban Core		30	262,379	1.7	6,582,672	25.09	1.6
Flex Parks		45	305,908	2.0	5,536,645	18.10	1.3
	Sub-Total	**109**	**876,233**	**5.8**	**22,715,296**	**25.92**	**5.4**
Non-Core		45	356,472	2.3	8,933,215	25.06	2.1
TOTAL – 2020		154	1,232,705	8.1	31,648,511	25.67	7.5
2021							
Waterfront		18	391,000	2.6	13,816,163	35.34	3.3
Urban Core		11	113,269	0.7	4,948,684	43.69	1.2
Suburban Core		19	183,967	1.2	5,196,649	28.25	1.2
Flex Parks		29	305,046	2.0	4,605,037	15.10	1.1
	Sub-Total	**77**	**993,282**	**6.5**	**28,566,533**	**28.76**	**6.8**
Non-Core		36	224,355	1.5	5,252,541	23.41	1.2
TOTAL – 2021		113	1,217,637	8.0	33,819,074	27.77	8.0

Q3 2017 Office Portfolio 28

Lease Expirations (Cont.)

Expirations by Year (Cont.)

Year of Expiration/Market	Number of Leases Expiring (1)	Net Rentable Area Subject to Expiring Leases (Sq. Ft.)	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($) (2)	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
2022						
Waterfront	12	253,723	1.6	7,894,951	31.12	1.9
Urban Core	12	101,559	0.7	3,334,896	32.84	0.8
Suburban Core	27	243,130	1.6	6,383,492	26.26	1.5
Flex Parks	33	239,213	1.6	4,314,578	18.04	1.0
Sub-Total	**84**	**837,625**	**5.5**	**21,927,917**	**26.18**	**5.2**
Non-Core	28	229,034	1.5	5,481,184	23.93	1.3
TOTAL – 2022	112	1,066,659	7.0	27,409,101	25.70	6.5
2023 AND THEREAFTER						
Waterfront	62	2,301,978	15.1	77,665,349	33.74	18.4
Urban Core	37	852,241	5.6	31,032,846	36.41	7.3
Suburban Core	74	2,121,276	13.9	53,277,839	25.12	12.6
Flex Parks	81	1,496,020	9.8	25,885,383	17.30	6.1
Sub-Total	**254**	**6,771,515**	**44.4**	**187,861,417**	**27.74**	**44.4**
Non-Core	41	570,788	3.7	14,952,159	26.20	3.5
TOTAL – 2023 AND THEREAFTER	295	7,342,303	48.1	202,813,576	27.62	47.9

Expirations by Type

Year of Expiration/Market	Number of Leases Expiring (1)	Net Rentable Area Subject to Expiring Leases (Sq. Ft.)	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($) (2)	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
TOTALS BY TYPE						
Waterfront	147	4,480,090	29.4	$156,871,683	$35.02	37.0
Urban Core	139	1,734,006	11.4	60,505,974	34.89	14.3
Suburban Core	224	3,708,143	24.3	97,673,881	26.34	23.1
Flex Parks	297	3,161,086	20.7	55,370,432	17.52	13.1
Sub-Total	**807**	**13,083,325**	**85.8**	**$370,421,970**	**$28.31**	**87.5**
Non-Core	253	2,171,560	14.2	53,491,716	24.63	12.5
Totals/Weighted Average	1,060	15,254,885 (3)	100.0	$423,913,686	$27.79	100.0

Notes:
See supporting "Expirations" notes on page 43

Q3 2017 Office Portfolio 29

Roseland Residential Portfolio Q3 2017

Management Discussion & Objectives

Roseland manages a dynamic portfolio of owned, under construction, and future development assets on the New Jersey Waterfront, with the remaining holdings primarily in high-income, transit oriented suburban locations. We are a premier owner and developer of residential real estate on the New Jersey waterfront with direct access to Hudson Yards and Brookfield Place

- **Platform Poised For Continued Growth:**
  - Subsequent to quarter-end, the Company reached an agreement to acquire an approved residential development site in the Jersey City waterfront submarket adjacent to our existing holdings. We are projecting a mid-November closing and mid-2018 construction start for the 749-unit community, which will also include a school and a below market 20-year tax abatement
  - RRT's Q3 NAV was approximately $1.63B, comprised of $156M of Rockpoint equity and $1.47B of MC equity **($14.60/share)**
  - Rockpoint has an additional $150M capital commitment to Roseland
  - RRT's subordinate interest portfolio was reduced to 542 apartments (82% reduction compared to 3,025 units at year-end 2015)
  - RRT continues to succeed in converting under performing office holdings to higher valued residential use (i.e. Signature Place in Morris Plains, NJ)
  - RRT has a portfolio of strategic and valuable land holdings, mostly with zoning in place and a track record of on-time and on-budget product delivery
    - Jersey City – 4,350 units
    - Port Imperial – 2,026 units
  - RRT's lease-up communities have absorbed quickly in the market. Rents in our stabilized Jersey City holdings grew by **1.5%** over the last year despite the simultaneous lease-up of several adjacent luxury buildings
  - As detailed on page 33, we forecast continuing growth in RRT cash flow

2017 Lease-Up Highlights

	% Leased (Current)	Stabilized NOI	Stabilized Cash Flow
Urby	95%	$18.5M	$9.85M
Chase II	98%	$4.9M	$2.70M
Quarry Place	76%	$3.2M	$1.11M



Quarry Place at Tuckahoe



Jersey City Urby at Harborside

Q3 2017 Roseland Residential 31

Management Discussion & Objectives (cont.)

Roseland envisions continued improvement across key financial metrics

- **Competitive Portfolio Metrics:** Roseland's high-barrier-to-entry class A portfolio is at the forefront of characteristics supportive of market-leading property valuations and comparable/superior to leading publicly traded residential REITs:
  - (i) Market Rents: **Average revenue per home of $2,621**
  - (ii) Building Age: **Average age of 10 years** (and trending lower)
  - (iii) Gateway Markets: **Approximately 87% of the portfolio**



Operating
In Construction
15,000
10,000
5,000
0
Growth 39%
2017
2018
2019

- **Target Portfolio:** Our targeted start activity through 2018 of approximately 2,000 apartments will produce an operating and in-construction portfolio at year-end 2018 of approximately 10,220 apartments, with forecasted growth to 11,763 apartments by year-end 2019

Projected Y/E:	2017	2018	2019
Operating & Construction Apts.	8,486	10,217	11,763
Future Development Apts.	9,577	7,846	6,300
Property Operating Cash Flow ($ in millions)	**$28.5**	**$47.9**	**$71.7**
% Growth	-	*116%*	*29%*
NAV ($ in millions)	$1,674	$2,047	$2,458

Property Operating Cash Flow
($ in millions)



$80
$60
$40
$20
$0
2017
2018
2019

Q3 2017 Roseland Residential 32

2015/2016 Achievements - Development Development Activity and Cash Flow Growth 33 Q3 2017 Lease-Up Commencements Began Leasing % Leased As of 10/31/2017 Units Projected Yield Projected Stabilized RRT Cash Flow Quarry Place at Tuckahoe Nov-16 75.9% 108 6.61% $1.1 Chase II at Overlook Ridge Nov-16 97.9% 292 6.52% $2.7 Urby at Harborside Mar-17 95.0% 762 7.27% $9.9 Total 94.6% 1,162 7.02% $13.7 In-Construction Portfolio Signature Place at Morris Plains Q1 2018 197 6.64% $2.3 Residences at City Square Q1 2018 365 6.46% $3.7 Lofts at 40 Park Q1 2018 59 6.72% $0.2 RiverHouse 11 at Port Imperial Q1 2018 295 6.20% $4.4 Portside 5/6 Q1 2018 296 6.18% $4.0 Marriott Hotels at Port Imperial Q2 2018 372 10.25% $9.2 233 Canoe Brook (Apartments) Q4 2019 200 6.45% $3.0 51 Washington Street Q1 2020 310 6.00% $2.9 150 Monument Road Q1 2020 206 6.14% $2.1 Total 2,300 6.93% (1) $31.8 Total 3,462 6.96% $45.5 By year-end 2020, Roseland projects additional annual cash flow contribution of approximately $45.5 million from its current lease-up and in-construction development activities RiverHouse 11 at Port Imperial Chase II at Overlook Ridge Roseland Residential Note: Projected stabilized yield without the Marriott Hotels at Port Imperial is 6.30 percent. $ in millions (unaudited)

2015/2016 Achievements - Development Development Delivery and Cash Flow Growth 34 Q3 2017 In addition to $28.5 million of annual cash flow from current operating communities, Roseland projects approximately $45.5 million in incremental annual cash flow contribution from its construction portfolio deliveries Roseland Residential Quarry Place at Tuckahoe($1.1M) Chase II ($2.7M) Urby at Harborside ($9.9M) Signature Place at Morris Plains ($2.3M) Lofts at 40 Park ($0.2M) Residences at City Square ($3.7M) RiverHouse 11 at Port Imperial ($4.4M) Portside 5/6 ($4.0M) Marriott Hotels at Port Imperial ($9.2M) 233 Canoe Brook – Apartments ($3.0M) 51 Washington St ($2.9M) 150 Monument Road ($2.1M) Marriott Hotels at Port Imperial ($7.1M) RiverHouse 11 295 Units Quarry Place 108 Units 233 Canoe Brook 200 Units 2018 $13.7M Incremental stabilized cash flow 2019 $28.3M Incremental stabilized cash flow 2020 $45.5M Incremental stabilized cash flow

Financial Schedules – Balance Sheet

$ in thousands, except per share amounts
(unaudited)

	AS OF SEP 30, 2017	AS OF DEC 31, 2016
ASSETS		
Rental Property		
Land and leasehold interests	335,382	210,697
Buildings and improvements	909,339	582,361
Construction in Progress	331,574	217,920
Furniture, Fixtures and Equipment	25,608	18,312
Total Gross Rental Property	**1,601,903**	**1,029,290**
Less: Accumulated Depreciation	(48,542)	(41,186)
Net Investment in Rental Property	**1,553,361**	**988,104**
Assets Held for Sale, Net	2,311	-
Total Property Investments	**1,555,672**	**988,104**
Cash and cash equivalents	8,288	17,186
Investments in unconsolidated JV's	223,628	238,498
Unbilled rents receivable, net	1,512	165
Deferred Charges & Other Assets	46,564	33,736
Restricted Cash	6,392	3,280
Accounts receivable, net of allowance	2,086	3,559
Total Assets	**1,844,142**	**1,284,528**
LIABILITIES & EQUITY		
LIABILITIES		
Mortgages, loans payable & other obligations	698,807	283,104
Note Payable to Affiliate	10,329	-
Accounts pay, accrued exp and other liabilities	71,499	36,945
Rents recv'd in advance & security deposits	3,871	2,406
Accrued interest payable	1,588	420
Total Liabilities	**786,094**	**322,875**
Redeemable Noncontrolling Interest - Rockpoint	156,746	-
Noncontrolling Interests in Consolidated Joint Ventures	19,172	20,707
Mack-Cali Capital	882,130	940,946
Total Liabilities & Equity	**1,844,142**	**1,284,528**

Notes:

See supporting "RRT Balance Sheet" notes on page 44

Q3 2017 Roseland Residential 35

Financial Schedules – Income Statement

$ in thousands, except per share amounts
(unaudited)

	Three Months Ended		Nine Months Ended	
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
REVENUE:				
Base Rents	$16,147	$9,739	$41,012	$27,721
Escalation & Recoveries from Tenants	705	357	1,751	980
Real Estate Services	5,218	5,956	16,125	17,748
Parking Income	2,168	1,792	5,981	5,031
Other Income	585	50	1,505	726
Total Revenue	**$24,823**	**$17,894**	**$66,374**	**$52,206**
EXPENSES:				
Real Estate Taxes	$3,013	$1,929	$8,323	$6,080
Utilities	1,081	770	2,699	2,057
Operating Services	3,771	2,827	10,850	8,714
Real Estate Service Salaries	6,006	6,195	17,837	18,901
General and Administrative	2,918	2,273	8,250	8,242
Acquisition Costs	-	-	-	164
Depreciation and Amortization	10,997	7,314	25,731	19,653
Total Expenses	**$27,786**	**$21,308**	**$73,690**	**$63,811**
Operating Income	**($2,963)**	**($3,414)**	**($7,316)**	**($11,605)**
OTHER (EXPENSE) INCOME:				
Interest Expense	($2,164)	($1,982)	($4,167)	($5,008)
Interest and other investment income	42	-	102	1
Equity in Earnings (loss) in Unconsolidated JV's	(2,591)	(697)	(6,335)	(3,947)
Gain on Change of Control of Interests	-	-	-	15,347
Gain (loss) on Sale of Investment in Unconsolidated JV's	(1,430)	-	3,719	5,670
Total Other (Expense) Income	**($6,142)**	**($2,679)**	**($6,681)**	**$12,063**
Income from Continuing Operations	**($9,106)**	**($6,093)**	**($13,997)**	**$458**
Discontinued Operations (Net)				
Realized Gain/(Loss) on Asset Disposition	$2,915	($472)	$2,915	($472)
Net Income (Loss)	**($6,191)**	**($6,565)**	**($11,082)**	**($14)**
Noncontrolling Interest in Consolidated JV's	67	60	471	822
Redeemable Noncontrolling Interest Distributions	(2,227)	-	(4,982)	-
Net Income (Loss) Available to Common Equity	**($8,351)**	**($6,505)**	**($15,593)**	**$808**

Notes:
See supporting "RRT Income Statement" notes on page 44

Q3 2017 Roseland Residential 36

Regional: Hudson Waterfront Port Imperial – West New York and Weehawken, NJ 37 Q3 2017 NYC Roseland Residential 40th Street Midtown Riverwalk C NY Waterway Ferry Hudson Yards 6 J I 11 Rivertrace Rivertrace RiverHouse 11 Marriott Hotel & 4/5 Garage Building 8/9 Operating In Development 2017 Start Land Holdings 2 Garage 1/3 4/5 C 16 Park The Port Imperial submarket provides unrivaled access to Midtown West and Hudson Yards via the NY Waterway Ferry. As more office developments come out of the pipeline and companies migrate to Hudson Yards, Port Imperial will further become a prime residential destination Operating In-Construction Land Current: 316 Units 667 Units 2,026 Units Y/E 2018: 983 Units 635 Units 1,391 Units 8/9

Regional: Hudson Waterfront Jersey City- Continued Growth

Sources have reported +23,000 unit development hitting Jersey City in the near future. In fact, this is only the potential numbers which include secondary locations, some without streets or utilities

- To date, the market has successfully absorbed ~10,000 units, while maintaining strong occupancy and rent growth
- Of the 14,000 remaining development inventory, secondary sub-markets make up approximately 9,000 (64%) of the units
- Roseland has land holdings of approximately 3,500 units in the Exchange Place submarket and an additional 850 units at Liberty Harbor
- Jersey City Urby at Harborside - 762 units - opened in March 2017. As of October 31, 2017, it was 95% leased.
- Of the ~7,000 units approved for future development, approximately 43% are in the process of leasing up

Jersey City Current Lease-up Schedule

	Leasing Commenced	Units	Current % Leased	Units Leased	Developer
VYV	Sep-17	421	7%	~30	Forest City
The Vantage	Jul-17	448	~30%	~135	Fisher
Ellipse	Apr-17	381	-	-	Lefrak
Urby	Mar-17	762	95%	726	Roseland
Journal Squared	Mar-17	538	~80%	~430	Kushner
Trump Bay Street	Dec-16	447	~84%	~420	Morgan Street
Total		**2,997**			

The Company has a Dominant Market Presence


D
C
E
B
A
Hyatt
Development Sites
A - Plaza 8 & 9
B - Urby II & III
C - 107 Morgan
D - Under contract
E - Plaza 4


Premier Markets
Waterfront
Exchange Place

Jersey City and its Premier Markets

Q3 2017 Roseland Residential 38

Operating & Lease-Up Communities As of September 30, 2017, Roseland’s operating community highlights include: Interests in 4,131 stabilized operating apartments and 1,695 apartments in lease-up or repositioning stages (Total: 5,826 apartments) The stabilized portfolio had a leased percentage of 97.4%, compared to 97.9% in Q2 2017 Leasing summary: The Chase II at Overlook Ridge, MA began leasing in November 2016 and was 97.3% leased (stable) at quarter-end Jersey City Urby at Harborside, began leasing in March 2017, and was 90.8% leased as of Q3 2017 (current: 95%) Quarry Place at Tuckahoe, NY was 68.5% leased as of Q3 2017 (current: 76%) Roseland continues to convert its promoted interests via disposition, acquisition or ownership buy-ups. 2017 achievements include: Quarry Place at Tuckahoe: Roseland acquired its partners’ minority interests, converting the asset to 100% ownership Monaco, Jersey City, NJ: Roseland acquired its partners’ majority and minority interests. Converting a 15% subordinate interest position to a wholly owned asset In addition to its residential interests, Roseland has a series of commercial interests, most significantly of which are the parking garages located in Port Imperial 39 Q3 2017 Roseland Residential

Operating & Lease-Up Communities

$ in thousands

							Operating Highlights							
Operating Communities	Location	Ownership	Apartments	Rentable SF	Avg. Size	Year Complete	Percentage Leased Q3 2017	Percentage Leased Q2 2017	Average Revenue Per Home Q3 2017	Average Revenue Per Home Q2 2017	NOI Q3 2017	NOI Q2 2017	NOI YTD 2017	Debt Balance
Consolidated														
Alterra at Overlook Ridge	Revere, MA	100.00%	722	663,139	918	2008	97.9%	97.8%	$1,911	$1,890	$2,107	$2,365	$6,847	$100,000
The Chase at Overlook Ridge	Malden, MA	100.00%	372	337,060	906	2014	97.6%	98.4%	1,913	1,962	1,109	1,109	3,702	72,500
The Chase II at Overlook Ridge	Malden, MA	100.00%	292	261,101	894	2016	97.3%	77.7%	1,939	1,927	876	382	1,079	46,167
Park Square	Rahway, NJ	100.00%	159	184,957	1,163	2009	95.0%	93.7%	2,046	2,104	327	368	1,080	26,917
Riverwatch	New Brunswick, NJ	100.00%	200	147,852	739	1997	95.5%	97.0%	1,847	1,826	466	501	1,412	0
Monaco	Jersey City, NJ	100.00%	523	475,742	910	2011	98.3%	98.3%	3,576	3,549	3,799	3,724	11,345	165,000
Portside at East Pier - 7	East Boston, MA	100.00%	175	156,091	892	2015	97.8%	100.0%	2,739	2,701	1,008	986	2,951	58,998
Consolidated		**100.00%**	**2,443**	**2,225,942**	**911**		**97.5%**	**95.4%**	**$2,334**	**$2,327**	**$9,692**	**$9,435**	**$28,416**	**$469,582**
Joint Ventures														
RiverTrace at Port Imperial	West New York, NJ	22.50%	316	295,767	936	2014	97.8%	99.1%	$3,211	$3,208	$1,833	$1,784	$5,434	$82,000
M2	Jersey City, NJ	24.27%	311	273,132	878	2016	98.4%	97.1%	3,234	3,164	2,014	1,992	5,919	74,690
RiverPark at Harrison	Harrison, NJ	45.00%	141	125,498	890	2014	96.5%	97.2%	2,165	2,156	342	402	1,262	30,000
Station House	Washington, DC	50.00%	378	290,348	768	2015	95.8%	97.9%	2,727	2,715	1,988	1,944	6,070	100,449
Joint Ventures		**34.82%**	**1,146**	**984,745**	**859**		**97.1%**	**97.9%**	**$2,929**	**$2,904**	**$6,177**	**$6,122**	**$18,685**	**$287,139**
Subordinate Interests[1]														
Marbella	Jersey City, NJ	24.27%	412	369,515	897	2003	97.6%	98.1%	$3,217	$3,226	$2,450	$2,600	$7,677	$95,000
Metropolitan at 40 Park	Morristown, NJ	12.50%	130	124,237	956	2010	97.7%	99.2%	3,406	3,403	761	855	2,351	37,044
Subordinate Interests		**21.45%**	**542**	**493,752**	**911**		**97.6%**	**98.4%**	**$3,262**	**$3,268**	**$3,211**	**$3,455**	**$10,028**	**$132,044**
Total Residential - Stabilized		**71.61%**	**4,131**	**3,704,439**	**897**		**97.4%**	**96.5%**	**$2,621**	**$2,611**	**$19,080**	**$19,012**	**$57,129**	**$888,765**
Lease-up / Repositions														
Consolidated														
Quarry Place at Tuckahoe	Eastchester, NY	100.00%	108	105,509	977	2016	68.5%	58.3%	$3,236	$3,355	$173	$59	$71	$41,000
Consolidated		**100.00%**	**108**	**105,509**	**977**		**68.5%**	**58.3%**	**$3,236**	**$3,355**	**$173**	**$59**	**$71**	**$41,000**
Joint Ventures														
Crystal House [2]	Arlington, VA	25.00%	825	738,786	895	1962	93.7%	90.9%	2,072	2,017	2,881	2,299	7,427	$165,000
Urby at Harborside	Jersey City, NJ	85.00%	762	474,476	623	2017	90.8%	66.5%	2,852	NA	2,369	(519)	1,850	187,893
Joint Ventures		**53.81%**	**1,587**	**1,213,262**	**765**		**92.3%**	**79.2%**	**$2,447**	**$1,049**	**$5,250**	**$1,780**	**$9,277**	**$352,893**
Total Residential - Operating Communities (3)		**67.29%**	**5,826**	**5,023,210**	**862**		**95.48%**	**91.07%**	**$2,585**	**$2,199**	**$24,503**	**$20,851**	**$66,477**	**$1,282,658**
Total Commercial		**76.72%**		**731,862**			**69.33%**	**69.33%**			**$1,255**	**$1,225**	**$3,617**	**$42,813**

Notes:

See supporting "Operating & Lease-Up Communities" notes on page 44

Q3 2017 Roseland Residential 40

In-Construction Communities

$ in thousands

The in-construction portfolio is projected to produce stabilized NOI of $55 million; Roseland's average ownership is approximately 96%

- **After projected debt service of approximately $22 million, Roseland's estimated share of net cash flow is approximately $32 million**

				Project Capitalization - Total				Capital as of 3Q-17			Development Schedule				
Community	Location	Ownership	Apartment Homes/Keys	Costs	Debt (1)	MCRC Capital	Third Party Capital	Costs	Debt Balance	MCRC Capital	Start	Initial Occupancy	Project Stabilization	Projected Stabilized NOI	Projected Stabilized Yield
Consolidated															
Marriott Hotels at Port Imperial	Weehawken, NJ	90.00%	372	139,428	94,000	41,868	3,560	87,565	$30,991	41,868	Q3 2015	Q2 2018	Q3 2019	14,291	10.25%
Residences at City Square	Worcester, MA	100.00%	365	92,015	58,000	34,015	0	70,570	27,798	34,015	Q3 2015	Q1 2018	Q2 2019	5,942	6.46%
Signature Place at Morris Plains	Morris Plains, NJ	100.00%	197	58,651	42,000	16,651	0	45,046	22,668	16,651	Q4 2015	Q1 2018	Q1 2019	3,894	6.64%
Portside 5/6	East Boston, MA	100.00%	296	111,388	73,000	38,388	0	81,046	31,987	38,388	Q4 2015	Q1 2018	Q2 2019	6,882	6.18%
RiverHouse 11 at Port Imperial	Weehawken, NJ	100.00%	295	123,984	78,000	45,984	0	72,821	37,827	34,353	Q1 2016	Q1 2018	Q2 2019	7,693	6.20%
51 Washington Street	Conshohocken, PA	100.00%	310	89,440	53,664	35,776	0	22,854	0	22,811	Q3 2016	Q1 2020	Q2 2021	5,370	6.00%
233 Canoe Brook (Apts)	Short Hills, NJ	100.00%	200	92,882	61,000	31,882	0	15,965	0	13,703	Q4 2016	Q4 2019	Q1 2021	5,989	6.45%
150 Monument Road	Bala Cynwyd, PA	100.00%	206	59,308	35,585	23,723	0	7,125	0	7,125	Q4 2016	Q1 2020	Q2 2021	3,643	6.14%
Consolidated		**98.34%**	**2,241**	**$767,096**	**$495,249**	**$268,287**	**$3,560**	**$402,992**	**$151,271**	**$208,914**				**$53,704**	**6.94%**
Joint Ventures															
Lofts at 40 Park	Morristown, NJ	25.00%	59	17,972	13,950	2,011	2,011	9,688	6,337	1,740	Q3 2016	Q1 2018	Q1 2019	1,208	6.72%
Joint Ventures		**25.00%**	**59**	**$17,972**	**$13,950**	**$2,011**	**$2,011**	**$9,688**	**$6,337**	**$1,740**				**$1,208**	**6.72%**
Total In-Construction Communities		**96.46%**	**2,300**	**$785,068**	**$509,199**	**$270,298**	**$5,571**	**$412,680**	**$157,608**	**$210,654**				**$54,912**	**6.93%** (2)

Notes:
See supporting "In-Construction Communities" notes on page 44

Q3 2017 Roseland Residential 41

Future Start Communities

- As of September 30, 2017, the Company had a future development portfolio of approximately 9,937 apartments
- 2017 target starts are located in close proximity to operating RRT assets or in premier suburban markets

Q4 2017 Starts	Location	Apartments	Approval
PI North - Building C	West New York, NJ	360	Completed
Q4 2017 Starts		**360**	
Q1 2018 Starts			
Overlook IIIC	Malden, MA	326	Completed
PI South - Building 8/9	Weehawken, NJ	313	Completed
Q1 2018 Starts		**639**	

Future Developments	Location	Apartments	Approval
PI South - Building 16	Weehawken, NJ	131	Partial
PI South - Office 1/3 (1)	Weehawken, NJ	N/A	Partial
PI South - Park Parcel	Weehawken, NJ	224	Partial
Urby at Harborside - II	Jersey City, NJ	750	Partial
Urby at Harborside - III	Jersey City, NJ	750	Partial
Plaza 8	Jersey City, NJ	675	Partial
Plaza 9	Jersey City, NJ	1,325	Partial
Liberty Landing Phase I	Jersey City, NJ	265	Partial
Liberty Landing - Future Phases	Jersey City, NJ	585	Partial
PI South - Building 2	Weehawken, NJ	200	Partial
PI North - Riverbend 6	West New York, NJ	471	Fully
PI North - Building I	West New York, NJ	224	Partial
PI North - Building J	West New York, NJ	141	Partial
Subtotal – Hudson Waterfront		**5,741**	
Crystal House – III	Arlington, VA	252	Fully
Crystal House – Future	Arlington, VA	300	None
Subtotal – Washington, DC		**552**	

Future Developments	Location	Apartments	Approval
233 Canoe Brook Road - Hotel	Short Hills, NJ	240	Partial
Freehold	Freehold, NJ	400	Partial
1633 Littleton (repurposing)	Parsippany, NJ	345	None
Identified Repurposing I	Essex County, NJ	300	None
RRT Repurposing II	Westchester County, NY	290	None
Identified Repurposing IIIA	Essex County, NJ	140	None
Identified Repurposing IIIB	Essex County, NJ	140	None
Subtotal - Northeast Corridor		**1,855**	
Overlook IIIA	Malden, MA	445	Partial
Overlook IV	Malden, MA	45	Partial
Portside 1-4	East Boston, MA	300	Partial
Subtotal - Boston Metro		**790**	
4Q-17 Starts		360	
1Q-18 Starts		639	
Total Future Start Communities		**9,937**	

Notes:
(1) Approved for approximately 290,000 square feet of office space.

Q3 2017 Roseland Residential 42

Appendix

Key Metrics - (Page 8)

(1) Includes any outstanding preferred units presented on a converted basis into common units, non-controlling interests in consolidated joint ventures and redeemable non-controlling interests.
(2) Funds from operations ("FFO") is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO, Core FFO and AFFO" on page 10
(3) Percentage leased includes leases in effect as of the period end date, some of which have commencement dates in the future and leases that expire at the period end date. Reflects square feet leased at the Company's consolidated in-service portfolio, excluding in-service properties in lease up (if any). Excludes non-core properties identified at each period. Non-Core properties are identified as those being considered for repositioning, redevelopment or potential sale/dispositions.
(4) Calculated based on shares and units included in basic per share/unit computation, plus dilutive Common Stock Equivalents (i.e. convertible preferred units, options and warrants).

Debt Statistics - (Page 18)

(1) Mack-Cali's senior unsecured debt is rated BBB-/Baa3/BB+ by S&P, Moody's and Fitch respectively.
(2) Includes the cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the notes, as applicable.
(3) Reflects effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.

Debt Breakdown and Repayments - (Page 19)

(1) The actual weighted average LIBOR rate for the Company's outstanding variable rate debt was 1.23 percent as of September 30, 2017, plus the applicable spread.
(2) Excludes amortized deferred financing costs primarily pertaining to the Company's unsecured revolving credit facility which amounted to $0.8 million and $2.6 million for the three and nine months ended September 30, 2017.

Significant Tenants - (Page 26)

(1) Annualized base rental revenue is based on actual September 2017 billings times 12. For leases whose rent commences after October 1, 2017, annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
(2) 17,976 square feet expire in 2017; 102,275 square feet expire in 2018; 290,353 square feet expire in 2033.
(3) 20,649 square feet expire in 2018; 24,607 square feet expire in 2019; 237,350 square feet expire in 2029.
(4) 271,533 square feet expire in 2018; 117,118 square feet expire in 2019.
(5) 9,356 square feet expire in 2019; 33,363 square feet expire in 2021; 388,207 square feet expire in 2027.
(6) 87,965 square feet expire in 2017; 125,916 square feet expire in 2019.
(7) 81,371 square feet expire in 2019; 28,784 square feet expire in 2022; 66,606 square feet expire in 2024; 54,341 square feet expire in 2026.
(8) 69,384 square feet expire in 2017; 90,450 square feet expire in 2018; 21,112 square feet expire in 2025.
(9) 650 square feet expire in 2017; 295,922 square feet expire in 2032.
(10) 41,549 square feet expire in 2019; 17,855 square feet expire in 2021; 38,930 square feet expire in 2023; 66,014 square feet expire in 2024; 20,395 square feet expire in 2026; 15,408 square feet expire in 2027.
(11) 56,360 square feet expire in 2019; 82,936 square feet expire in 2026.

Expirations - (Page 28-29)

(1) Includes office, office/flex, industrial/warehouse and stand-alone retail property tenants only. Excludes leases for amenity, retail, parking and month-to-month tenants. Some tenants have multiple leases.
(2) Annualized base rental revenue is based on actual September 2017 billings times 12. For leases whose rent commences after October 1, 2017 annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
(3) Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring September 30, 2017 aggregating 447,864 square feet and representing annualized base rent of $14,216,456 for which no new leases were signed.

43

Appendix - Continued RRT Balance Sheet - (Page 35) Increase primarily resulting from acquisition of Plaza 8 and 9 interests ($61 million), the acquisition of the Monaco interests ($302 million), in-construction development and repurposing expenditures ($200 million), and the transfer of 135 Chestnut, 120 Passaic and One Water Street to RRT ($9 million). Increase primarily resulting from Alterra I and II financing ($100 million), assumed Monaco debt ($171 million), refinancing of Quarry Place ($13 million) and construction loan advances ($133 million). RRT Income Statement - (Page 36) Includes net operating income before debt service from Consolidated Operating Communities of $11.2 million and $6.6 million, depreciation of $7.0 million and $3.4 million and amortization of in-place leases related to property acquisitions of $3.5 and $2.8 million for the three months ended September 30, 2017 and September 30, 2016, respectively. Includes net operating income before debt service from Consolidated Operating Communities of $28.1 million and $19.4 million, depreciation of $18.1 million and $9.8 million and amortization of in-place leases related to property acquisitions of $6.9 million and $6.6 million for the nine months ended September 30, 2017 and September 30, 2016, respectively. Operating & Lease-up Communities - (Page 40) As of September 30, 2017 Priority Capital included Marbella at $7,567 (Prudential); Metropolitan at $22,021 (Prudential). Percentage Leased excludes 5 units undergoing renovation. Excludes approximately 83,083 SF of ground floor retail. In-Construction Communities - (Page 41) Represents maximum loan proceeds Projected stabilized yield without the hotel project is 6.30 percent 44

Global Definitions

Average Revenue Per Home: Calculated as total apartment revenue for the quarter ended September 30, 2017, divided by the average percent occupied for the quarter ended September 30, 2017, divided by the number of apartments and divided by three.

Consolidated Operating Communities: Wholly owned communities and communities whereby the Company has a controlling interest.

Flex Parks: Primarily office/flex properties, including any office buildings located within the respective park.

Future Development: Represents land inventory currently owned or controlled by the Company.

Identified Repurposing Communities: Communities not currently owned by RRT, which have been identified for transfer from Mack-Cali to RRT for residential repurposing.

In-Construction Communities: Communities that are under construction and have not yet commenced initial leasing activities.

Lease-Up Communities: Communities that have commenced initial operations but have not yet achieved Project Stabilization.

MCRC Capital: Represents cash equity that the Company has contributed or has a future obligation to contribute to a project.

Net Asset Value (NAV): The metric represents the net projected value of the Company's interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

Net Operating Income (NOI): Total property revenues less real estate taxes, utilities and operating expenses

Non-Core: Properties designated for eventual sale/disposition or repositioning/redevelopment.

Operating Communities: Communities that have achieved Project Stabilization.

Predevelopment Communities: Communities where the Company has commenced predevelopment activities that have a near-term projected project start.

Project Completion: As evidenced by a certificate of completion by a certified architect or issuance of a final or temporary certificate of occupancy.

Project Stabilization: Lease-Up communities that have achieved over 95 Percentage Leased for six consecutive weeks.

Projected Stabilized NOI: Pro forma NOI for Lease-Up, In-Construction or Future Development communities upon achieving Project Stabilization.

Projected Stabilized Yield: Represents Projected Stabilized NOI divided by Total Costs.

Repurposing Communities: Commercial holdings of the Company which have been targeted for rezoning from their existing office to new multi-family use and have a likelihood of achieving desired rezoning and project approvals.

Subordinated Joint Ventures: Joint Venture communities where the Company's ownership distributions are subordinate to payment of priority capital preferred returns.

Suburban Core: Long-term hold office properties (excluding Urban Core and Waterfront locations).

Third Party Capital: Capital invested by third parties and not Mack-Cali.

Total Costs: Represents full project budget, including land and developer fees, and interest expense through Project Completion.

Urban Core: Long-term hold office properties in targeted submarkets.

Waterfront: Office assets located on NJ Hudson River waterfront.

Q3 2017 45

Analysts, Company Information and Executive Officers

Equity Research Coverage

Bank of America Merrill Lynch
James C. Feldman / Scott Freitag
(646) 855-5808 / (646) 855-3197

Citigroup
Michael Bilerman / Emmanuel Korchman
(212) 816-1383 / (212) 816-1382

Green Street Advisors
Jed Reagan
(949) 640-8780

SunTrust Robinson Humphrey, Inc.
Michael R. Lewis
(212) 319-5659

Barclays Capital
Ross L. Smotrich / Trevor Young
(212) 526-2306 / (212) 526-3098

Deutsche Bank North America
Vincent Chao
(212) 250-6799

JP Morgan
Anthony Paolone
(212) 622-6682

BTIG, LLC
Thomas Catherwood / James Sullivan
(212) 738-6140 / (212) 738-6139

Evercore ISI
Steve Sakwa
(212) 446-9462

Stifel Nicolaus & Company, Inc.
John Guinee / Erin Aslakson
(443) 224-1307 / 443-224-1350

Any opinions, estimates, forecasts or predictions regarding Mack-Cali Realty Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Mack-Cali Realty Corporation or its management. Mack-Cali does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information

Corporate Headquarters
Mack-Cali Realty Corporation
Harborside 3, 210 Hudson St., Ste. 400
Jersey City, New Jersey 07311
(732) 590-1010

Stock Exchange Listing
New York Stock Exchange

Trading Symbol
Common Shares: CLI

Contact Information
Mack-Cali Realty Corporation
Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400
Jersey City, New Jersey 07311

Deidre Crockett, Vice President of Corporate Communications and Investor Relations
Phone: (732) 590-1025
Fax: (201) 434-4707
E-Mail: dcrockett@mack-cali.com
Web: www.mack-cali.com

Executive Officers

Michael J. DeMarco
Chief Executive Officer

Marshall Tycher
Chairman, Roseland Residential Trust

Mitchell E. Rudin
Vice Chairman

Anthony Krug
Chief Financial Officer

Andrew Marshall
President and Chief Operating Officer, Roseland Residential Trust

Gary Wagner
General Counsel and Secretary

Ricardo Cardoso
EVP and Chief Investment Officer

Christopher DeLorenzo
Executive Vice President, Leasing

Q3 2017 46

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS The Company considers portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target”, “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors about which the Company has made assumptions are: -risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company’s business and the financial condition of the Company’s tenants and residents; -the value of the Company’s real estate assets, which may limit the Company’s ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; -the extent of any tenant bankruptcies or of any early lease terminations; -The Company’s ability to lease or re-lease space at current or anticipated rents; -changes in the supply of and demand for the Company’s properties; -changes in interest rate levels and volatility in the securities markets; -The Company’s ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment; -forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, and projected revenue and income; -changes in operating costs; -The Company’s ability to obtain adequate insurance, including coverage for terrorist acts; -The Company’s credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and refinance existing debt and the Company’s future interest expense; -changes in governmental regulation, tax rates and similar matters; and -other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact us and the statements contained herein, see Item 1A: Risk Factors in MCRC’s Annual Report on Form 10-K for the year ended December 31, 2016. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise. This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Mack-Cali Reality Corporation (“MCRC”). Any offers to sell or solicitations of the MCRC shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Quarterly on Form 10-Q (the “10-Q”) filed by the MCRC for the same period with the Securities and Exchange Commission (the “SEC”) and all of the MCRC’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-Q and the Public Filings. Any investors’ receipt of, or access to, the information contained herein is subject to this qualification. 47 Q3 2017